As filed with the Securities and Exchange Commission on November 14, 2006

UNITED STATES SECURITIES AND
EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VENOCO, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	77-0323555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950
Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	New York Stock Exchange
Title of each class to be so registered	Name of each exchange on which
each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act Registration Statement file number to which this form relates: 333-130478

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.          Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.01 per share (“Common Stock”), of Venoco, Inc. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-130478), originally filed with the Securities and Exchange Commission on December 20, 2005, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.          Exhibits.

See exhibit index.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   November 14, 2006.

VENOCO, INC.

By:	/s/ Terry L. Anderson
Name: Terry L. Anderson
Title: General Counsel

EXHIBIT INDEX

Exhibit No.
3.1	Restated Certificate of Incorporation of Venoco, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Venoco, Inc. filed on November 17, 2005).

3.2	Bylaws of Venoco, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of Venoco, Inc. filed on November 17, 2005).

4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of Venoco, Inc. filed on September 15, 2006).